EXHIBIT (a)(5)(A)
                                                               -----------------



                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE
                               SECURITIES DIVISION


IN THE MATTER OF                               )
                                               )
         EMMIS COMMUNICATIONS                  )    Cause No. 05-0055 TO
         CORPORATION and its Request for       )
         Exemption from Certain Provisions     )
         Of the Indiana Takeover Offers Act.   )

                                NOTICE OF HEARING
                                -----------------

         On May 16, 2005, Emmis Communications Corporation ("Emmis") commenced a tender offer to Emmis shareholders for Emmis to re-acquire up to 20,250,000 shares of its own Class A Common stock. On May 17, 2005, Emmis filed a request for exemption from certain provisions of the Indiana Takeover Offers Act, Indiana Code 23-2-3.1. Emmis made this request pursuant to Indiana code section 23-2-3.1-8.6(a)(3) of the Act. On May 20, 2005, the Indiana Securities Commissioner ordered that a hearing would be held to determine whether Emmis is entitled to an exemption.

         Please take notice that the Securities Commissioner will conduct a hearing to determine whether Emmis qualifies for an exemption to the Indiana Takeover Offers Act. The hearing will be held at 11:30 AM on the 2nd day of June, 2005, at the offices of the Indiana Secretary of State, Securities Division, 302 West Washington Street, Room E-111, Indianapolis, Indiana, 46204. Interested parties are encouraged to attend.

         ENTERED at Indianapolis, Indiana, this 20th day of May, 2005.

                                                      TODD ROKITA
                                                      SECRETARY OF STATE

         OFFICIAL SEAL
   INDIANA SECURITIES DIVISION                        /s/ James A. Joven
          INDIANAPOLIS                                ------------------
                                                      JAMES A. JOVEN
                                                      SECURITIES COMMISSIONER